                                                                    EXHIBIT 4(p)

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                        PARTNERSHIP GUARANTEE AGREEMENT


                           HEI PREFERRED FUNDING, LP


                          DATED AS OF FEBRUARY 1, 1997


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

                               TABLE OF CONTENTS

                                   ARTICLE I
                                   ---------
                         DEFINITIONS AND INTERPRETATION

                                                                 Page
                                                                 ----
SECTION 1.1      Definitions and Interpretation.................   1

                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1      Trust Indenture Act; Application...............   5
SECTION 2.2      Lists of Holders of Securities.................   6
SECTION 2.3      Reports by the Partnership
                 Guarantee Trustee..............................   6
SECTION 2.4      Periodic Reports to the Partnership
                 Guarantee Trustee..............................   7
SECTION 2.5      Evidence of Compliance with Conditions
                 Precedent......................................   7
SECTION 2.6      Events of Default; Waiver......................   7
SECTION 2.7      Event of Default; Notice.......................   7
SECTION 2.8      Conflicting Interests..........................   8

                                  ARTICLE III
                        POWERS, DUTIES AND RIGHTS OF THE
                         PARTNERSHIP GUARANTEE TRUSTEE

SECTION 3.1      Powers and Duties of the Partnership
                 Guarantee Trustee..............................   8
SECTION 3.2      Certain Rights of the Partnership
                 Guarantee Trustee..............................  10
SECTION 3.3      Not Responsible for Recitals or
                 Issuance of the Partnership Guarantee..........  13

                                   ARTICLE IV
                       THE PARTNERSHIP GUARANTEE TRUSTEE

SECTION 4.1      The Partnership Guarantee Trustee;
                 Eligibility....................................  13
SECTION 4.2      Appointment, Removal and Resignation of
                 Partnership Guarantee Trustee..................  14
SECTION 4.3      Successor to the Partnership Guarantee
                 Trustee by Merger, Consolidation or
                 Succession to Business.........................  15

                                   ARTICLE V
                           THE PARTNERSHIP GUARANTEE

SECTION 5.1      Guarantee......................................  15
SECTION 5.2      Waiver of Notice and Demand....................  16
SECTION 5.3      Obligations Not Affected.......................  16

                                      (i)

SECTION 5.4      Rights of Holders............................... 17
SECTION 5.5      Guarantee of Payment............................ 18
SECTION 5.6      Subrogation..................................... 18
SECTION 5.7      Independent Obligations......................... 18

                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1      Limitation of Transactions...................... 18
SECTION 6.2      Ranking......................................... 19

                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1      Termination..................................... 20

                                  ARTICLE VIII
                         EXCULPATION AND INDEMNIFICATION

SECTION 8.1      Exculpation..................................... 20
SECTION 8.2      Indemnification................................. 21

                                    ARTICLE IX
                           COVENANTS OF THE GUARANTOR

SECTION 9.1      Owner of Interest in the Partnership............ 21
SECTION 9.2      Merger of the Guarantor......................... 21

                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.1     Successors and Assigns.......................... 22
SECTION 10.2     Amendments and Assignment; Approvals............ 22
SECTION 10.3     Notices......................................... 23
SECTION 10.4     Gender.......................................... 23
SECTION 10.5     Benefit......................................... 24
SECTION 10.6     Governing Law................................... 24

                                     (ii)

                             CROSS-REFERENCE TABLE*

Section of                                        Section of
Trust Indenture Act                                Guarantee
of 1939, as amended                                Agreement
-------------------                               ----------
   310(a).......................................  4.1(a)
   310(b).......................................  4.1(c), 2.8
   310(c).......................................  Inapplicable
   311(a).......................................  2.2(b)
   311(b).......................................  2.2(b)
   311(c).......................................  Inapplicable
   312(a).......................................  2.2(a)
   312(b).......................................  2.2(b)
   313..........................................  2.3
   314(a).......................................  2.4
   314(b).......................................  Inapplicable
   314(c).......................................  2.5
   314(d).......................................  Inapplicable
   314(e).......................................  1.1, 2.5, 3.2
   314(f).......................................  2.1, 3.2
   315(a).......................................  3.1(d)
   315(b).......................................  2.7
   315(c).......................................  3.1
   315(d).......................................  3.1(d)
   316(a).......................................  1.1, 2.6, 5.4
   316(b).......................................  5.3
   316(c).......................................  9.2
   317(a).......................................  Inapplicable
   317(b).......................................  Inapplicable
   318(a).......................................  2.1(b)
   318(b).......................................  2.1
   318(c).......................................  2.1(a)

________________
* This Cross-Reference Table does not constitute part of this Partnership Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                     (iii)

                        PARTNERSHIP GUARANTEE AGREEMENT


     This PARTNERSHIP GUARANTEE AGREEMENT (this "Partnership Guarantee"), dated as of February 1, 1997, is executed and delivered by Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company" or the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Partnership Guarantee Trustee"), for the benefit of the holders from time to time of the Partnership Preferred Securities (as defined below).

     WHEREAS, pursuant to an Amended and Restated Agreement of Limited Partnership dated as of the date hereof (the "Agreement of Limited Partnership"), of HEI Preferred Funding, LP, a Delaware limited partnership (the "Partnership"), the Partnership may issue a single series of limited partner interests in the Partnership (the "Partnership Preferred Securities");

     WHEREAS, pursuant to the Agreement of Limited Partnership, the proceeds received by the Partnership from the issuance and sale of the Partnership Preferred Securities will be invested by the Partnership in the Affiliate Investment Instruments and Eligible Debt Securities (each as defined in the Agreement of Limited Partnership); and

     WHEREAS, the Guarantor, as incentive for the Holders (as defined herein) to purchase Partnership Preferred Securities, desires hereby irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Partnership Preferred Securities, which purchase the Guarantor hereby agrees shall directly or indirectly provide material benefits to the Guarantor, the Guarantor executes and delivers this Partnership Guarantee for the benefit of the Holders.


                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation

     In this Partnership Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Partnership Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) capitalized terms used in this Partnership Guarantee but not otherwise defined herein shall have the meanings assigned to them in the Agreement of Limited Partnership or the Trust Agreement, as the case may be;

     (c) a term defined anywhere in this Partnership Guarantee has the same meaning throughout;

     (d) all references to "this Partnership Guarantee" are to this Partnership Guarantee as modified, supplemented or amended from time to time;

     (e) all references in this Partnership Guarantee to Articles and Sections are to Articles and Sections of this Partnership Guarantee, unless otherwise specified;

     (f) a term defined in the Trust Indenture Act has the same meaning when used in this Partnership Guarantee, unless otherwise defined in this Partnership Guarantee or unless the context otherwise requires; and

     (g) a reference to the singular includes the plural and vice versa.

     "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Affiliate Investment Instrument" shall have the meaning set forth in the Agreement of Limited Partnership.

     "Comparable Equity Interest" shall mean any preferred security hereafter issued by any finance subsidiary of which the Company is the parent company and the principal purpose of which is to lend the proceeds of the sale thereof to the Company or to eligible affiliates of the Company.

     "Corporate Trust Office" means the principal trust office of the Partnership Guarantee Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, 21st Floor, New York, New York 10286, Attention: Corporate Trust Trustee Administration.

     "Distributions" shall have the meaning set forth in Section 1.1 of the Agreement of Limited Partnership and, for purposes of this Partnership Guarantee, shall include Compounded Distributions (as defined in Section 6.2(b) of the Agreement of Limited Partnership).

     "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Partnership Guarantee.

     "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Partnership Preferred Securities, to the extent not paid or made by the Partnership: (i) any accumulated and unpaid Distributions that have theretofore been declared by the General Partner on the Partnership Preferred Securities out of funds legally available to the Partnership therefor, (ii) the redemption price of the Partnership Preferred Securities, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), payable out of funds legally available to the Partnership therefor, with respect to any Partnership Preferred Securities called for redemption by the Partnership, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Partnership, the lesser of (a) the aggregate of the liquidation preference and all accumulated and unpaid Distributions on the Partnership Preferred Securities to the date of payment and (b) the amount of assets of the Partnership remaining available for distribution to Holders in liquidation of the Partnership after satisfaction of all liabilities of the Partnership (in either case, the "Liquidation Distribution").

     "Holders" shall mean the holders, as registered on the books and records of the Partnership, of the Partnership Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Partnership Preferred Securities have given any request, notice, consent or waiver hereunder, "Holders" shall not include the Guarantor or any entity owned more than 50% by the Guarantor, either directly or indirectly.

     "Indemnified Person" means the Partnership Guarantee Trustee, any Affiliate of the Partnership Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Partnership Guarantee Trustee.

     "Investment Affiliate" means the Company or any corporation, partnership, limited liability company or other entity (other than the Partnership, the General Partner of the Partnership or the Trust) that is controlled by the Company and is not an investment company by reason of Section 3(a) or 3(b) of the 1940 Act.

     "Investment Event of Default" means an event of default under any Affiliate Investment Instrument that is a debt instrument or the breach by an Investment Affiliate of its obligations under any Affiliate Investment Instrument that is an equity instrument.

     "Majority in liquidation amount of the Trust Preferred Securities" has the meaning set forth in Section 1.1 of the Trust Agreement.

     "Majority in liquidation preference of the Partnership Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the Holders of Partnership Preferred Securities, voting separately as a class, of more than 50% of the aggregate liquidation preference (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date on which the voting percentages are determined) of all Partnership Preferred Securities then outstanding.

     "Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Partnership Guarantee shall include:

     (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definition relating thereto;

     (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

     (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

     "Partnership" means HEI Preferred Funding, LP.

     "Partnership Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Partnership Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Partnership Guarantee and thereafter means each such Successor Partnership Guarantee Trustee.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Responsible Officer" means, with respect to the Partnership Guarantee Trustee, any officer within the Corporate Trust Office of the Partnership Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, any assistant treasurer or other officer of the Trust Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Special Representative" shall have the meaning set forth in Section 6.2(h) of the Agreement of Limited Partnership.

     "Successor Partnership Guarantee Trustee" means a successor Partnership Guarantee Trustee possessing the qualifications to act as Partnership Guarantee Trustee under Section 4.1.

     "Trust" means Hawaiian Electric Industries Capital Trust I, a Delaware statutory business trust.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                                   ARTICLE II
                              TRUST INDENTURE ACT

SECTION 2.1  Trust Indenture Act; Application

     (a) This Partnership Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Partnership Guarantee and shall, to the extent applicable, be governed by such provisions.

     (b) If and to the extent that any provision of this Partnership Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, the duties imposed by the Trust Indenture Act shall control.

SECTION 2.2  Lists of Holders of Securities

     (a) The Partnership Guarantee Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Partnership Preferred Securities. If the Partnership Guarantee Trustee is not the Registrar, the Guarantor shall furnish to the Partnership Guarantee Trustee semi-annually on or before the last day of June and December in each year, and at such other times as the Partnership Guarantee Trustee may request in writing, a list, in such form and as of such date as the Partnership Guarantee Trustee may reasonably require, containing all the information in the possession or control of the Registrar, the Guarantor or any of its Paying Agents other than the Partnership Guarantee Trustee as to the names and addresses of Holders of Partnership Preferred Securities. If there are unregistered securities outstanding, even if the Partnership Guarantee Trustee is the Registrar, the Company shall furnish to the Partnership Guarantee Trustee such a list containing such information with respect to Holders of such unregistered securities only.

     (b) The Partnership Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3  Reports by the Partnership Guarantee Trustee

     Within 60 days after May 15 of each year, the Partnership Guarantee Trustee shall provide to the Holders of the Partnership Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Partnership Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

SECTION 2.4  Periodic Reports to the Partnership Guarantee
             Trustee

     The Guarantor shall provide to the Partnership Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Partnership Guarantee Trustee is for informational purposes only and the Partnership Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

SECTION 2.5  Evidence of Compliance with Conditions Precedent

     The Guarantor shall provide to the Partnership Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Partnership Guarantee that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

SECTION 2.6  Events of Default; Waiver

     The Holders of a Majority in liquidation amount of the Partnership Preferred Securities may, by vote at a meeting or by written consent, on behalf of the Holders of all of the Partnership Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Partnership Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7  Event of Default; Notice

     (a) The Partnership Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Partnership Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Partnership Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, however, that the Partnership Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Partnership Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Partnership Preferred Securities.

     (b) The Partnership Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Partnership Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Partnership Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge.

SECTION 2.8  Conflicting Interests

     The Trust Agreement shall be deemed to be specifically described in this Partnership Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                  ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                       THE PARTNERSHIP GUARANTEE TRUSTEE

SECTION 3.1  Powers and Duties of the Partnership
             Guarantee Trustee

     (a) This Partnership Guarantee shall be held by the Partnership Guarantee Trustee for the benefit of the Holders of the Partnership Preferred Securities, and the Partnership Guarantee Trustee shall not transfer this Partnership Preferred Guarantee to any Person except to the Special Representative, a Holder of Partnership Preferred Securities exercising its rights pursuant to Section 5.4(b) or to a Successor Partnership Guarantee Trustee on acceptance by such Successor Partnership Guarantee Trustee of its appointment to act as Successor Partnership Guarantee Trustee. The right, title and interest of the Partnership Guarantee Trustee shall automatically vest in any Successor Partnership Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Partnership Guarantee Trustee.

     (b) If an Event of Default actually known to a Responsible Officer of the Partnership Guarantee Trustee has occurred and is continuing, and unless enforcement action under the Partnership Guarantee has been undertaken and is being pursued by the Special Representative, the Partnership Guarantee Trustee shall enforce this Partnership Guarantee for the benefit of the Holders of the Partnership Preferred Securities.

     (c) The Partnership Guarantee Trustee, during the period before the occurrence of any Event of Default and during the period after the curing or waiver of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Partnership Guarantee, and no implied covenants shall be read into this Partnership Guarantee against the Partnership Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Partnership Guarantee Trustee, the Partnership Guarantee Trustee shall exercise such of the rights and powers vested in it by this Partnership Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (d) No provision of this Partnership Guarantee shall be construed to relieve the Partnership Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) During the period prior to the occurrence of any Event of Default and during the period after the curing or waiving of any Events of Default that may occur:

               (A) the duties and obligations of the Partnership Guarantee Trustee shall be determined solely by the express provisions of this Partnership Guarantee, and the Partnership Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Partnership Guarantee, and no implied covenants or obligations shall be read into this Partnership Guarantee against the Partnership Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Partnership Guarantee Trustee, the Partnership Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Partnership Guarantee Trustee and conforming to the requirements of this Partnership Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Partnership Guarantee Trustee, the Partnership Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Partnership Guarantee;

            (ii) The Partnership Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Partnership Guarantee Trustee, unless it shall be proved that the Partnership Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

            (iii) The Partnership Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Partnership Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Partnership Guarantee Trustee, or exercising any trust or power conferred upon the Partnership Guarantee Trustee under this Partnership Guarantee; and

            (iv) No provision of this Partnership Guarantee shall require the Partnership Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Partnership Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Partnership Guarantee or indemnity, reasonably satisfactory to the Partnership Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2  Certain Rights of the Partnership Guarantee
             Trustee

     (a) Subject to the provisions of Section 3.1:

            (i) The Partnership Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

            (ii) Any direction or act of the Guarantor contemplated by this Partnership Guarantee shall be sufficiently evidenced by an Officer's Certificate.

            (iii) Whenever, in the administration of this Partnership Guarantee, the Partnership Guarantee Trustee
shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Partnership Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

            (iv) The Partnership Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

            (v) The Partnership Guarantee Trustee may, at the expense of the Guarantor, consult with counsel of its selection with respect to this Partnership Guarantee, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Partnership Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Partnership Guarantee from any court of competent jurisdiction.

            (vi) The Partnership Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Partnership Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Partnership Guarantee Trustee such security and indemnity, reasonably satisfactory to the Partnership Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Partnership Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Partnership Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Partnership Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Partnership Guarantee.

            (vii) The Partnership Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Partnership Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (viii) The Partnership Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Partnership Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (ix) Any action taken by the Partnership Guarantee Trustee or its agents hereunder shall bind the Holders of the Partnership Preferred Securities, and the signature of the Partnership Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Partnership Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Partnership Guarantee, both of which shall be conclusively evidenced by the Partnership Guarantee Trustee or its agent taking such action.

            (x) Whenever in the administration of this Partnership Guarantee the Partnership Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Partnership Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation preference of the Partnership Preferred Securities or, if any Partnership Preferred Securities are at the time held by the Property Trustee of the Trust, from the holders of a Majority in liquidation amount of the Trust Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

            (xi) The Partnership Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Partnership Guarantee.

     (b) No provision of this Partnership Guarantee shall be deemed to impose any duty or obligation on the Partnership Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Partnership Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Partnership Guarantee Trustee shall be construed to be a duty.

SECTION 3.3  Not Responsible for Recitals or Issuance of the Partnership
             Guarantee

  The recitals contained in this Partnership Guarantee shall be taken as the statements of the Guarantor, and the Partnership Guarantee Trustee does not assume any responsibility for their correctness. The Partnership Guarantee Trustee makes no representation as to the validity or sufficiency of this Partnership Guarantee.


                                   ARTICLE IV
                       THE PARTNERSHIP GUARANTEE TRUSTEE

SECTION 4.1  The Partnership Guarantee Trustee; Eligibility

     (a) There shall at all times be a Partnership Guarantee Trustee which shall:

            (i) not be an Affiliate of the Guarantor; and

            (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     (b) If at any time the Partnership Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the

Partnership Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

     (c) If the Partnership Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Partnership Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of the Partnership Guarantee Trustee

     (a) Subject to Section 4.2(b), the Partnership Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during any period in which an Event of Default has occurred and is continuing.

     (b) The Partnership Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Partnership Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Partnership Guarantee Trustee and delivered to the Guarantor.

     (c) The Partnership Guarantee Trustee appointed to office shall hold office until a Successor Partnership Guarantee Trustee shall have been appointed or until its removal or resignation. The Partnership Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Partnership Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Partnership Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Partnership Guarantee Trustee and delivered to the Guarantor and the resigning Partnership Guarantee Trustee.

     (d) If no Successor Partnership Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Partnership Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Partnership Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Partnership Guarantee Trustee.

     (e) No Partnership Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Partnership Guarantee Trustee.

     (f) Upon termination of this Partnership Guarantee or removal or resignation of the Partnership Guarantee Trustee pursuant to this Section 4.2, and before the appointment of any Successor Partnership Guarantee Trustee the Guarantor shall pay to the Partnership Guarantee Trustee all amounts to which it is entitled to the date of such termination, removal or resignation.

SECTION 4.3  Successor to the Partnership Guarantee Trustee by
             Merger, Consolidation or Succession to Business.

     Any corporation into which Partnership Guarantee Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party or any corporation succeeding to all or substantially all of the corporate trust business of the Partnership Guarantee Trustee, shall be the successor of the Partnership Guarantee Trustee hereunder, provided such corporation shall be qualified and eligible under the provisions of Section 4.1(a), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                                   ARTICLE V
                           THE PARTNERSHIP GUARANTEE

SECTION 5.1 Guarantee.

     (a) The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments, as and when due (without duplication of amounts theretofore paid by the Partnership), regardless of any defense, right of setoff or counterclaim which the Partnership may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Partnership to pay such amounts to the Holders.

     (b) To the extent the same has not been paid by the General Partner, the Guarantor irrevocably and unconditionally agrees to pay in full, as and when due, without duplication of any amounts actually paid by the General Partner, all debts, obligations, liabilities or expenses for which the General Partner is responsible pursuant to the Agreement of Limited Partnership, including, without limitation, those debts, obligations, liabilities or expenses set forth in Sections 9.1, 9.2 and 11.3 thereof.

SECTION 5.2  Waiver of Notice and Demand.

     The Guarantor hereby waives notice of acceptance of this Partnership Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Partnership, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3  Obligations Not Affected.

     The obligations, covenants, agreements and duties of the Guarantor under this Partnership Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Partnership of any express or implied agreement, covenant, term or condition relating to the Partnership Preferred Securities to be performed or observed by the Partnership;

     (b) the extension of time for the payment by the Partnership of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Partnership Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Partnership Preferred Securities; provided that nothing in this Partnership Guarantee shall affect or impair any valid extension of time for payment of such sums;

     (c) any failure, omission, delay or lack of diligence on the part of the Holders of the Partnership Preferred Securities, the Partnership Guarantee Trustee or the Special Representative to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Partnership Preferred Securities, or any action on the part of the Partnership granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Partnership or any of the assets of the Partnership;

     (e) any invalidity of, or defect or deficiency in, the Partnership Preferred Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4  Rights of Holders

     The Guarantor expressly acknowledges that (i) this Partnership Guarantee will be deposited with the Partnership Guarantee Trustee to be held for the benefit of the Holders; (ii) in the event of the appointment of a Special Representative to, among other things, enforce this Partnership Guarantee, the Special Representative may take possession of this Partnership Guarantee for such purpose; (iii) if no Special Representative has been appointed, the Partnership Guarantee Trustee has the right to enforce this Partnership Guarantee on behalf of the Holders; (iv) the Holders of not less than a Majority in liquidation preference of the Partnership Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative or the Partnership Guarantee Trustee in respect of this Partnership Guarantee including the giving of directions to the Special Representative or Partnership Guarantee Trustee, as the case may be, and to direct the exercise of any trust or power under this Partnership Guarantee; and (v) if the Special Representative and Partnership Guarantee Trustee fail to enforce this Partnership Guarantee as above provided, any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Partnership Guarantee, without first instituting a legal proceeding against the Special Representative, the Partnership Guarantee Trustee, the Partnership or any other Person. Notwithstanding the foregoing, if the Guarantor has failed to make a Guarantee Payment, a Holder may directly institute a proceeding against the Guarantor to enforce such Guarantee Payment under this Partnership Guarantee.

SECTION 5.5  Guarantee of Payment

     This Partnership Guarantee constitutes a guarantee of payment and not of collection.

SECTION 5.6  Subrogation

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Partnership in respect of any amounts paid to the Holders by the Guarantor under this Partnership Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Partnership Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Partnership Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7  Independent Obligations

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Partnership with respect to the Partnership Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Partnership Guarantee notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                   LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1  Limitation of Transactions

     So long as any Partnership Preferred Securities remain outstanding, if (a) for any distribution period, full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set apart for payment (b) an Investment Event of Default by any Investment Affiliate in respect of any Affiliate Investment Instrument has occurred and is continuing and the Guarantor is in default of its obligations with respect thereto under an applicable Investment Guarantee or (c) the Guarantor shall be in default with respect to its payment obligations under this Partnership Guarantee, the Trust Preferred Securities Guarantee or the Trust Common Securities Guarantee then, during such period (i) the Company shall not declare or pay any dividends on, make any distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock and exchanges or conversions of common stock of one class for common stock of another class and other than (x) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit, dividend reinvestment, stock purchase or other stock plans or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to any Affiliate Investment Instrument), (y) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (z) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (ii) the Company shall not make any payment or cause any payment to be made that would result in, and shall take such action as shall be necessary to prevent, the payment of any dividends on, any distribution with respect to, any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any Comparable Equity Interest, and (iii) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to this Partnership Guarantee or any other guarantee by the Company with respect to any Comparable Equity Interest).

SECTION 6.2  Ranking

     This Partnership Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other existing liabilities of the Guarantor, including, without limitation, the fees, charges, expenses and indemnities due to the Property Trustee or the Delaware Trustee in respect of the Trust Agreement, to the Trust Guarantee Trustee in respect of the Trust Preferred Securities Guarantee, to the Investment Guarantee Trustee in respect of any Investment Guarantee and to the Partnership Guarantee Trustee in respect of this Partnership Guarantee, (ii) pari passu with (A) the most senior preferred or preference stock now or hereafter issued by the Guarantor, (B) each Investment Guarantee related to an Affiliate Investment Instrument, (C) the Trust Guarantees, (D) any guarantee hereafter entered into by the Guarantor in respect of any preferred security (similar to the Trust Preferred Securities or the Partnership Preferred Securities) of any Affiliate of the Guarantor, and
(E) any other obligation of the Guarantor expressly stated to rank pari passu with this Partnership Guarantee or any of the foregoing, and (iii) senior to the Guarantor's common stock. Any similar guarantee issued hereafter by the Guarantor with respect to securities similar to the Partnership Preferred Securities that is silent as to seniority will rank pari passu with this Partnership Guarantee.


                                  ARTICLE VII
                                  TERMINATION

SECTION 7.1  Termination

     This Partnership Guarantee shall terminate and be of no further force and effect, as to the Partnership Preferred Securities, upon full payment of the Redemption Price of all Partnership Preferred Securities, and will terminate completely upon full payment of the amounts payable in accordance with the Agreement of Limited Partnership upon liquidation of the Partnership. Notwithstanding the foregoing, this Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must, in accordance with Delaware Revised Uniform Limited Partnership Act, restore payment of any sums paid under any Partnership Preferred Securities or this Partnership Guarantee.


                                  ARTICLE VIII
                        EXCULPATION AND INDEMNIFICATION

SECTION 8.1  Exculpation

     (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Partnership Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Partnership Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Partnership Preferred Securities might properly be paid.

SECTION 8.2  Indemnification

     The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of such Indemnified Person), incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Partnership Guarantee or the earlier resignation or removal of the Partnership Guarantee Trustee.

                                   ARTICLE IX
                           COVENANTS OF THE GUARANTOR

SECTION 9.1  Owner of Interest in the Partnership

     For so long as the Partnership Preferred Securities remain outstanding, the Guarantor hereby covenants and agrees that it will, directly or indirectly, maintain ownership of 100% of the General Partner's interest in the Partnership.

SECTION 9.2  Merger of the Guarantor

     The Guarantor covenants that it will not merge or consolidate with any other corporation or other entity or sell or convey all or substantially all of its assets to any Person (other than such a sale or conveyance to a Subsidiary or any successor thereto (such a sale or conveyance being called an "Asset Drop-Down")), unless (i) either the Guarantor shall be the continuing corporation or the successor corporation (or other entity or the Person which acquires by sale or conveyance substantially all the assets of the Guarantor) shall expressly assume the obligations of the Guarantor hereunder, according to their tenor, and the due and punctual performance and observance of all of the covenants hereof to be performed or observed by the Guarantor, by instrument in form satisfactory to the Partnership Guarantee Trustee, executed and delivered to the Partnership Guarantee Trustee by such corporation or other entity, and
(ii) the Guarantor or such successor corporation or other entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. In the event of any Asset Drop-Down after the date hereof, any subsequent sale or conveyance of assets by a Subsidiary to which assets were transferred in such Asset Drop-Down will be deemed to be a sale or conveyance of assets by the Guarantor for purposes of this provision.


                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.1  Successors and Assigns

     All guarantees and agreements contained in this Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Partnership Preferred Securities then outstanding.

SECTION 10.2  Amendments and Assignment; Approvals

     Except with respect to any changes which do not materially adversely affect the rights of Holders of the Partnership Preferred Securities (in which case no consent of Holders will be required), this Partnership Guarantee may only be amended with the prior approval of the Holders of not less than a Majority in liquidation preference of the Partnership Preferred Securities; provided, however, that so long as the Property Trustee of the Trust is the Holder of the Partnership Preferred Securities, such amendment will not be effective without the prior approval of the holders of a Majority in liquidation amount of the Trust Preferred Securities. The provisions of Section 14.3 of the Agreement of Limited Partnership with respect to meetings and written consents of Holders of the Partnership Preferred Securities, and the provisions of Section 13.2 of the Trust Agreement with respect to meetings and written consents of holders of the Trust Preferred Securities, respectively, apply to the giving of such approval.

     The Guarantor may not assign its rights or delegate its obligations under this Partnership Guarantee without the prior approval of the Holders of at least a Majority in liquidation preference of the Partnership Preferred Securities.

SECTION 10.3  Notices

     All notices provided for in this Partnership Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

     (a) If given to the Partnership Guarantee Trustee, at the Partnership Guarantee Trustee's mailing address set forth below:

               The Bank of New York
               101 Barclay Street, 21st Floor
               New York, New York  10286
               Attention:  Corporate Trust Trustee
                           Administration
               Telecopy:  (212)815-5915

     (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Partnership Preferred Securities):

               Hawaiian Electric Industries, Inc.
               900 Richards Street
               Honolulu, Hawaii  96813
               Attention:  Treasurer
               Telecopy:  (808) 543-7966

     (c) If given to any Holder of Partnership Preferred Securities, at the address set forth on the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail with postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.


SECTION 10.4  Gender

     The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

SECTION 10.5  Benefit

     This Partnership Guarantee is solely for the benefit of the Holders and is not separately transferable from the Partnership Preferred Securities.

SECTION 10.6  Governing Law

     THIS PARTNERSHIP GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     THIS PARTNERSHIP GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                Guarantor


                                By:  /s/ Robert F. Mougeot
                                     ------------------------------
                                     Name:  Robert F. Mougeot
                                     Title: Financial Vice President


                                By:  /s/ Constance H. Lau
                                     ------------------------------
                                     Name:  Constance H. Lau
                                     Title: Treasurer


                                THE BANK OF NEW YORK,
                                as Partnership Guarantee Trustee


                                By:  /s/ Vivian Georges
                                     ------------------------------
                                     Name:  Vivian Georges
                                     Title: Assistant Vice President